Exhibit 10.7

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as it may be amended or modified from time to time, this, “Agreement”) is made and entered as of October 14, 2011, by and between MRI INTERVENTIONS, INC., a Delaware corporation (the “Company”), and LANDMARK COMMUNITY BANK, a Tennessee state-chartered bank, in its capacity as collateral agent (the “Collateral Agent”) for the ratable benefit of the Holders (as defined below).

W I T N E S S E T H:

That for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Collateral Agent, on behalf of the Holders, hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

(a) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in Memphis, Tennessee are required to be closed.

(b) “BSC Debt” shall mean all indebtedness, including principal and all accrued interest thereon, outstanding under those certain Secured Convertible Promissory Notes issued by the Company to Boston Scientific Corporation dated as of October 16, 2009, November 17, 2009 and December 18, 2009, respectively, in the aggregate original principal amount of $3,500,000, as such notes may be amended and in effect from time to time.

(c) “Brainlab Debt” shall mean all indebtedness, including principal and all accrued interest thereon, outstanding under that certain 10% Subordinated Secured Convertible Note Due 2016 issued by the Company to Brainlab AG dated as of April 5, 2011 in the original principal amount of $2,000,000, as such note may be amended and in effect from time to time.

(d) “Event of Default” shall have the meaning indicated in the Notes.

(e) “Holder” shall mean a Person in whose name a Note is registered.

(f) “Lien” shall mean, with respect to any asset, any mortgage, lien, pledge or security interest, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

(g) “Material Adverse Effect” shall mean, with respect to the Company, any change or effect that, when taken individually or together with all other adverse changes or effects, is materially adverse to the business, results of operations or financial condition of the Company.

(h) “Note” shall mean a 10% Secured Convertible Promissory Note due 2014 issued by the Company.

(i) “Officer” shall mean, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, or any Vice President of such Person.

(j) “Officers’ Certificate” shall mean a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer or the Chief Financial Officer.

(k) “Other Existing Secured Debt” shall mean all indebtedness, other than the BSC Debt and the Brainlab Debt, outstanding from time to time under promissory notes issued by the Company prior to the date of this Agreement that are secured by a security interest in the Company’s property and assets.

(l) “Permitted Lien” shall mean any of the following Liens:

(i) Liens arising out of or securing the BSC Debt;

(ii) Liens arising out of or securing the Brainlab Debt;

(iii) Liens arising out of or securing the Other Existing Secured Debt;

(iv) Liens arising out of this Agreement;

(v) Liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Company;

(vi) non-consensual statutory Liens (other than as described in clause (iv) above) arising in the ordinary course of the Company’s business to the extent: (A) such Liens secure indebtedness which is not overdue or (B) such Liens secure indebtedness relating to claims or liabilities which (1) are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or (2) are being contested in good faith by appropriate proceedings diligently pursued and available to the Company, in each case prior to the commencement of foreclosure or other similar proceedings;

(vii) purchase money security interests in equipment or other fixed or capital assets (including capital leases) and purchase money mortgages on real property;

(viii) pledges and deposits of cash by the Company in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits;

(ix) pledges and deposits of cash by the Company to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of indebtedness), statutory obligations and other similar obligations, in each case in the ordinary course of the Company’s business;

(x) Liens arising from (A) operating leases and the precautionary UCC financing statement filings in respect thereof and (B) equipment or other materials that are not owned by the Company but are located on the premises of the Company (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of the Company’s business and the precautionary UCC financing statement filings in respect thereof;

(xi) statutory or common law Liens or rights of setoff of depository banks with respect to funds of the Company at such banks to secure fees and charges in connection with returned items or the standard fees and charges of such banks in connection with the deposit accounts maintained by the Company at such banks (but not any other indebtedness);

(xii) judgments and other similar Liens arising in connection with court proceedings, provided that (A) such Liens are being contested in good faith and by appropriate proceedings diligently pursued, and (B) a stay of enforcement of any such Liens is in effect;

(xiii) Liens which are otherwise permitted under the BSC Debt; and

(xiv) non-consensual Liens to secure indebtedness and other liabilities in an amount not to exceed $250,000 in the aggregate, to the extent not otherwise permitted by any of the foregoing clauses.

(m) “Person” shall mean any individual or entity.

(n) “Required Holders” shall mean, at any time, Holders of a majority in aggregate principal amount of the Notes then outstanding.

(o) “Sale Transaction” shall have the meaning indicated in the Notes.

(p) “Secured Obligations” shall mean all obligations of the Company with respect to the Notes.

(q) “Senior Lender” shall mean Boston Scientific Corporation, so long as any BSC Debt remains outstanding.

(r) “Subordination Agreement” shall mean a subordination agreement entered into with the Senior Lender to evidence the senior priority of the BSC Debt as otherwise contemplated hereby.

(s) “UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in such jurisdiction on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

2. Grant of Security Interest.

(a) To secure the prompt and complete payment and performance of the Secured Obligations, the Company hereby grants to the Collateral Agent, on behalf of and for the ratable benefit of the Holders, a security interest in the properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”), including, without limitation, all goods (including inventory, equipment and any accessions thereto), intellectual property (including all patents, patent applications, trade secrets, trademarks, copyrights and all other intellectual property), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles and goodwill of any kind or nature).

(b) Notwithstanding any provision of this Agreement to the contrary, in no event shall the Collateral include, and the Company shall not be deemed to have granted a security interest in, the following: (i) any of the Company’s rights or interests in or under any lease, license, contract or agreement to which the Company is a party to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of the Company therein or (B) a breach or termination event pursuant to the terms of, or a default under, such lease, license, contract or agreement, provided, that (1) immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect and (2) to the extent that any such lease, license, contract or agreement would otherwise constitute Collateral (but for the provisions of this paragraph), all proceeds resulting from the sale or disposition by the Company of any rights of the Company under such lease, license, contract or agreement shall constitute Collateral, (ii) any equipment or other fixed or capital assets owned by the Company acquired after the date hereof that is subject to a Permitted Lien securing a purchase money financing, project financing or capital or finance lease obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money, project financing or capital or finance lease obligation) prohibits the creation of any other Lien on such property, provided, that immediately upon the ineffectiveness, lapse, termination or waiver of any such provision, the Collateral shall include, and the Company shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, and (iii) any trademark applications filed in the U.S. Patent and Trademark Office on the basis of the Company’s “intent-to-use” such trademark, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the U.S. Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a Lien in such trademark application prior to such filing would adversely affect the enforceability or validity of such trademark application.

(c) Notwithstanding any provision of this Agreement to the contrary, the Company shall be permitted, without consent from the Collateral Agent or any Holders, to conduct ordinary course activities with respect to the Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Liens of this Agreement that has become worn out, defective, obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Liens of this Agreement; (iii) surrendering or modifying any franchise, license or permit subject to the Liens of this Agreement that the Company may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of or adding to the Company’s structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business; (viii) making payments (including for the repayment of indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business; and (ix) abandoning any intellectual property that is no longer used or useful in the Company’s business.

3. Representations and Warranties. The Company represents and warrants, as of the date of this Agreement, to the Collateral Agent and the Holders as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own and operate its properties and assets.

(b) All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Company’s obligations under this Agreement has been taken. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, legally enforceable against the Company in accordance with its terms.

(c) Neither the execution and delivery of this Agreement, nor compliance by the Company with the terms and provisions hereof, conflicts with, or results in a breach or violation of, any of the terms, conditions and provisions of: (i) the Company’s certificate of incorporation or bylaws; (ii) any judgment, order, injunction, decree or ruling of any court or governmental authority; (iii) subject to the provisions of Section 2(b) and Section 7 hereof, any note, mortgage, indenture, contract or agreement to which the Company is a party or to which it is subject.

(d) The Company owns the Collateral free of any Liens, except for (i) Liens arising out of or securing the BSC Debt, (ii) Liens arising out of or securing the Brainlab Debt, (iii) Liens arising out of or securing the Other Existing Secured Debt, and (iv) Liens arising out of this Agreement.

(e) The Company has full power and authority to grant to the Collateral Agent the security interest in the Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against the Company in the locations listed on Exhibit A, the Collateral Agent will have a fully perfected security interest in that Collateral of the Company in which a security interest may be perfected by filing, subject only to Permitted Liens.

(f) The Liens arising under this Agreement and the exercise of any right or remedy by the Collateral Agent in respect thereof will be junior and subordinate to the interest of the Senior Lender with respect to the BSC Debt and the Liens that secure the BSC Debt. The Liens arising under this Agreement will rank equally to the Liens securing the Brainlab Debt irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. The Liens arising under this Agreement will be senior to the Liens securing the Other Existing Secured Debt irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof.

(g) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required either for the grant by the Company of the Liens created hereby in the Collateral or for the exercise by the Collateral Agent of its rights and remedies hereunder.

4. Covenants as to the Collateral. So long as any of the Secured Obligations remain outstanding:

(a) Subject to the provisions of Section 7 hereof:

(i) the Company agrees to file and deliver to the Collateral Agent all financing statements and other documents and take such other actions as may from time to time be necessary in order to maintain a perfected security interest in the Collateral owned by the Company;

(ii) the Company shall, at the Company’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that the Collateral Agent deems reasonably necessary or desirable or that the Collateral Agent may reasonably request (A) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (B) to otherwise effect the purposes of this Agreement, including, without limitation, furnishing to the Collateral Agent from time to time statements and schedules identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(b) The Company agrees to take any and all actions necessary to defend title to the Collateral against all Persons, to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien hereunder, and to defend the security interest of the Collateral Agent in the Collateral and the seniority thereof against the Liens securing the Other Existing Secured Debt.

(c) The Company shall not (i) change its name as it appears in official filings in the state of its incorporation, (ii) change its chief executive office or mailing address, (iii) change the type of entity that it is, (iv) change its organization identification number, if any, issued by its state of incorporation, or (v) change its state of incorporation, in each case, unless the Collateral Agent shall have received at least ten (10) days prior written notice of such change and the Company shall have acknowledged in writing that such change will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral.

(d) Except as otherwise provided in Section 2(c) hereof, the Company (i) shall cause all of its material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, and (ii) shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

(e) The Company shall pay promptly before delinquent all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against the Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings diligently pursued and available to the Company.

(f) The Company shall maintain with reputable insurers insurance with respect to the Collateral against loss or damage of the kinds and in the amounts customarily insured against or carried by corporations engaged in the same or similar businesses and similarly situated to the Company.

(g) The Company shall not create, incur or suffer to exist any Lien on the Collateral, except for Permitted Liens.

(h) The Company shall not sell, transfer or otherwise dispose of any of its assets, except (i) as contemplated by Section 2(c) hereof, (ii) as otherwise permitted under the BSC Debt, or (iii) as part of a Sale Transaction.

(i) The Company shall not wind up, liquidate or dissolve, except as a result of a Sale Transaction.

5. Additional Provisions Concerning the Collateral.

(a) The Company hereby authorizes the Collateral Agent to file, without the signature of the Company where permitted by law, one or more financing or continuation statements and amendments thereto relating to the Collateral to perfect the Liens created by this Agreement.

(b) Subject to the provisions of Section 7 hereof, upon occurrence and during the continuance of an Event of Default and after the acceleration of the Notes (so long as such Event of Default has not been waived), the Company hereby irrevocably appoints the Collateral Agent the Company’s attorney-in-fact and proxy, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby ratifies and approves all acts of said attorney; and the attorney shall have no liability to the Company for any act or omission as such attorney, except in the case of the Collateral Agent’s willful misconduct or gross negligence.

(c) Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts and agreements included in or relating to the Collateral to the extent set forth therein to perform all of the Company’s obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Company from any of the Company’s duties or obligations under the contracts and agreements included in or relating to the Collateral; and (iii) the Collateral Agent shall not have any obligation or liability by reason of this Agreement under any contracts and agreements included in or relating to the Collateral, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

6. Events of Default and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes (so long as such Event of Default has not been waived), subject to the provisions of Section 7 hereof, the Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (i) require the Company to, and the Company hereby agrees that the Company shall, at the Company’s expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties; and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at the office of the Collateral Agent or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days prior notice to the Company of the time and place of any public or private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it has been so adjourned.

(b) Subject to the provisions of Section 7 hereof and after satisfying its responsibilities to turn over funds to the Senior Lender pursuant to any Subordination Agreement, upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Notes (so long as such Event of Default has not been waived), any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon, all or any part of the Collateral shall be applied as follows:

(i) First: to the Collateral Agent, its agents and attorneys for amounts due under Section 9 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Collateral Agent and the costs and expenses of such collection;

(ii) Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

(iii) Third: to the Company or to such party as a court of competent jurisdiction shall direct.

In the event that the proceeds of any such sale, collection or realization are insufficient to pay all Secured Obligations in full, the Company shall remain liable for any deficiency, including any attorney’s fees and other expenses incurred by the Collateral Agent or any Holder to collect such deficiency.

(c) Notwithstanding any of the foregoing, neither the Collateral Agent nor the Holders shall be required to (i) make any demand upon, pursue or exhaust any of their rights or remedies against the Company with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor, or (ii) marshal the Collateral or resort to the Collateral in any particular order.

7. Subordination.

(a) The Liens arising under this Agreement and the exercise of any right or remedy by the Collateral Agent in respect thereof are junior and subordinate to the interest of the Senior Lender with respect to the BSC Debt and the Liens that secure the BSC Debt.

(b) The Liens securing the BSC Debt shall be senior to the Liens securing the Secured Obligations irrespective of the time of the execution, delivery or issuance of any thereof or the filing or recording for perfection of any thereof or the filing of any financing statement or continuation statement relating to any thereof. The Collateral Agent shall not contest the validity, perfection, priority or enforceability of, or assert the avoidability of, any security interest or lien granted by the Company to the Senior Lender and, upon the request of the Senior Lender, the Collateral Agent agrees to cooperate, at the sole expense of the Company as provided in Section 9 hereof, in the defense of any action regarding the validity, perfection, priority, enforceability or avoidability of any such security interest or lien.

(c) Upon request of the Senior Lender at any time and from time to time, the Collateral Agent agrees to execute, on behalf of the Holders, such other documents or instruments as may be requested by the Senior Lender further to evidence of public record or otherwise the senior priority of the BSC Debt as contemplated hereby.

(d) The Collateral Agent agrees to maintain on its books and records such notations as the Senior Lender may reasonably request to reflect the subordination contemplated hereby and to perfect or preserve the rights of the Senior Lender hereunder.

(e) Without limiting any of the rights of the Senior Lender, in the event the Senior Lender (i) releases or discharges any Liens upon any collateral that secures the BSC Debt and also secures the Secured Obligations or (ii) consents to the Company entering into any sale or other disposition of collateral (each of the foregoing, a “Release Event”), such collateral shall thereupon be deemed to have been released from all such Liens in favor of the Collateral Agent, on behalf of the Holders, and the Collateral Agent and the Holders shall be deemed to have consented to any such sale or disposition. The Collateral Agent, on behalf of the Holders, agrees that, within ten (10) days following the joint request of the Senior Lender and the Company therefor, the Collateral Agent will execute, deliver and file any and all such termination statements, releases and other agreements and instruments as the Senior Lender reasonably deems necessary or appropriate in order to give effect to the preceding sentence. The Collateral Agent shall not be liable for any such release undertaken in good faith in reliance upon any such joint written request of the Company and Senior Lender, and notwithstanding any term hereof to the contrary, the Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction or termination unless and until it receives such joint written request. The Collateral Agent hereby irrevocably appoints the Senior Lender, and its successors and assigns and its officers, with full power of substitution, the true and lawful attorney(s) of the Collateral Agent for the purpose of effecting any such executions, deliveries and filings if and to the extent that the Collateral Agent shall have failed to perform such obligations within such ten (10) day period.

(f) The Company and the Senior Lender may agree to increase the amount of the BSC Debt or otherwise modify the terms of the BSC Debt or the documents evidencing the BSC Debt, and the Senior Lender may grant extensions of the time of payment or performance to and make compromises, including releases of collateral and settlements with the Company, in each case without the consent of the Collateral Agent or any Holder and without affecting the agreements contained in this Section 7; provided, however, that nothing contained in this Section 7(f) shall constitute a waiver of the right of the Company itself to agree or consent to a settlement or compromise of a claim which the Senior Lender may have against the Company.

(g) Nothing contained in this Section 7 shall impair, as between the Company, on the one hand, and the Collateral Agent and the Holders, on the other hand, the obligation of the Company to pay to the Collateral Agent and the Holders all amounts payable in respect of this Agreement and the Notes as and when the same shall become due and payable in accordance with the terms thereof, subject, however, to the rights of the Senior Lender as set forth in this Section 7.

(h) This Section 7 shall continue in full force and effect and shall be operative until the full discharge of the BSC Debt.

8. The Collateral Agent.

(a) Landmark Community Bank has been appointed Collateral Agent hereunder for the benefit of the Holders. Notwithstanding any provision herein to the contrary, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Holder, the Senior Lender or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent other than as a “representative” as such term is used in Section 9-102(a)(72)(E) of the UCC. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create and reflect only an administrative relationship between independent contracting parties. Except as otherwise expressly provided in this Agreement, the Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Collateral Agent is expressly entitled to take or assert under this Agreement, and any action so taken or not taken shall be deemed consented to by the Holders.

(b) None of the Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the transactions contemplated hereby, except for its own willful misconduct, gross negligence or bad faith, or (ii) be responsible in any manner to any Holder or the Senior Lender for any recital, statement, representation, warranty, covenant or agreement made by the Company contained in this Agreement or in any certificate, report, statement or other document received by the Collateral Agent under or in connection with this Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or for any failure of the Company to perform its obligations hereunder or under the Notes. None of the Collateral Agent or any of its agents or employees shall be under any obligation to any Holder or the Senior Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties, books or records of the Company.

(c) The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of its rights or powers hereunder, and neither the Collateral Agent nor any of its employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(d) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts and advisors selected by the Collateral Agent.

(e) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default and the acceleration of the Notes unless the Collateral Agent shall have received written notice from the Company or the Required Holders that refers to this Agreement, describes the Event of Default and states that there has been an acceleration of the Notes. The Collateral Agent shall be under no obligation to exercise any of its rights or powers vested in it by this Agreement, at the request, order or direction of any Required Holders, unless such Required Holders shall have offered to the Collateral Agent reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities (including, without limitation, attorneys’ fees) which might be incurred therein or thereby.

(f) The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control.

(g) The Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. The Collateral Agent may appoint, after consulting with the Company, a successor

Collateral Agent prior to the intended effective date of the resignation. If no successor Collateral Agent is appointed within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition at the expense of the Company a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor Collateral Agent hereunder, such successor Collateral Agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor Collateral Agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation hereunder, the provisions of this Section 8 (and Section 9) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement.

(h) The Collateral Agent may make loans to, issue letters of credit for the account of, accept deposits from, and generally engage in any kind of banking, trust or other business relationship with the Company as though it was not the collateral agent hereunder. The Collateral Agent may receive information regarding the Company (including information that may be subject to confidentiality obligations in favor of the Company), and the Collateral Agent shall not be under any obligation to provide such information to the Holders.

9. Indemnity and Expenses.

(a) The Company agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from Collateral Agent’s willful misconduct, gross negligence or bad faith.

(b) The Company will pay to the Collateral Agent on demand the amount of any and all reasonable costs and expenses which the Collateral Agent may incur in connection with (i) the administration of this Agreement (excluding the salary of the Collateral Agent’s employees and the Collateral Agent’s normal and usual overhead expenses); (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder; or (iv) the failure by the Company to perform or observe any of the provisions hereof, except expenses resulting solely and directly from the Collateral Agent’s willful misconduct, gross negligence or bad faith.

10. Notices. All notices and other communications required or permitted hereunder to be given to a party shall be in writing and shall be faxed, mailed by registered or certified mail postage prepaid, delivered by a national overnight delivery service, or otherwise delivered by hand, electronically (including by email) or by messenger, addressed to such party’s address as set forth below:

if to the Company:	MRI Interventions, Inc.
Attention: Vice President, Business Affairs
One Commerce Square, Ste 2550
Memphis TN 38103
Facsimile: (901) 522-9400

if to the Collateral Agent:	Landmark Community Bank
Attention: Bryan Jones
1000 Ridgeway Loop Rd.
Suite 103
Memphis, Tennessee 38120
Facsimile: (901) 260-2525

or such other address with respect to a party as such party shall notify the other party in writing as above provided. Any notice sent in accordance with this Section 10 shall be effective upon the earlier of: (i) if mailed, seven Business Days after mailing; (ii) if sent by messenger, upon delivery; (iii) if sent by a nationally recognized overnight delivery service, one Business Day after having been dispatched; (iv) if sent via fax, upon transmission and electronic confirmation of transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and electronic confirmation of transmission (provided, however, that any notice of change of address shall only be valid upon receipt); (v) if sent by electronic mail, upon transmission and notice by telephone of such transmission or (if transmitted and received on a non-Business Day) on the first Business Day following transmission and notice by telephone; and (vi) upon the actual receipt thereof.

11. Security Interest Absolute. The Liens and obligations of the Company hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Notes; (b) any change in the time, manner or place of payment of, or in any other term in respect of, the Secured Obligations, or any other amendment or waiver of or consent to any departure from this Agreement or the Notes; (c) any increase in, addition to, or exchange, release or non-perfection of, any collateral for all or any of the Secured Obligations; or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or this Agreement.

12. Amendments; Waivers.

(a) Subject to the provisions of Section 7 hereof, the Company and the Collateral Agent may amend or supplement this Agreement without the consent of any Holder:

(i) to cure any ambiguity, defect or inconsistency herein;

(ii) to make any change that would provide any additional benefits to the Holders, to further secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, or to make any change that does not adversely affect the benefits hereunder of the Holders; or

(iii) to comply with the requirements of applicable law.

(b) Subject to the provisions of Section 7 hereof, the Company and the Collateral Agent may amend or supplement this Agreement with the consent of the Required Holders.

(c) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any amendment or supplement to this Agreement, and, if applicable, upon the Collateral Agent’s receipt of evidence reasonably satisfactory to it of the requisite consent of the Required Holders, the Collateral Agent shall join with the Company in the execution of such amendment or supplement unless such amendment or supplement affects the Collateral Agent’s own rights, duties or immunities under this Agreement or otherwise, in which case the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amendment or supplement.

(d) The Required Holders may waive compliance in any particular instance by the Company with any provision of this Agreement.

(e) It shall not be necessary for the consent of any Holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(f) After an amendment, supplement or waiver under this Section 12 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

13. Release of Collateral; Termination of Agreement.

(a) The Liens created by this Agreement shall be released:

(i) as to any Collateral sold, exchanged or otherwise disposed by the Company as provided in Section 2(c) or Section 7(e) hereof; and

(ii) in whole, if the Secured Obligations have been satisfied in full.

(b) Except as described in Section 7(e) hereof, upon receipt of an Officer’s Certificate certifying that all conditions precedent under this Agreement to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments to evidence the release of any Collateral permitted to be released pursuant to this Agreement. The Collateral Agent shall not be liable for any such release undertaken in good faith in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof to the contrary, the Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction or termination unless and until it receives such Officer’s Certificate.

(c) This Agreement shall remain in full force and effect until the full satisfaction of the Secured Obligations.

14. Miscellaneous.

(a) No failure on the part of the Collateral Agent to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof, or the exercise of any other right. The rights and remedies of the Collateral Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

(b) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, including without limitation any existing or subsequent federal or state banking laws or regulations, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof, or affecting the validity or enforceability of such provision in any other jurisdiction.

(c) The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Collateral Agent and the Holders and their respective successors and assigns, except that the Company shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Required Holders, except in connection with a Sale Transaction.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest created hereby or remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Delaware.

(e) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) The captions or headings of the Sections of this Agreement are inserted merely for convenience of reference and shall not be deemed to limit or modify the terms and provisions hereof.

[The next page is the signature page]

IN WITNESS WHEREOF, the Company and the Collateral Agent have executed and delivered this Agreement (or caused the execution and delivery of this Agreement by its duly authorized officers) on the date first above written.

COMPANY:

MRI INTERVENTIONS, INC.

By:	/s/ Oscar L. Thomas
Name:	Oscar L. Thomas
Title:	Vice President, Business Affairs

COLLATERAL AGENT:

LANDMARK COMMUNITY BANK, as collateral agent for the ratable benefit of the Holders

By:	/s/ William Bryan Jones
Name:	William Bryan Jones
Title:	S.V.P.